UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2017

GOLD TORRENT, INC.

Nevada	000-53872	06-1791524
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

960 Broadway Avenue, Suite 530, Boise, Idaho 83706

(Address of principal executive offices)

(208) 3434-1413

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities and Options.

On March 22, 2017, Gold Torrent, Inc. (the “Registrant”) authorized the issuance of Four Million (4,000,000) shares of its common stock, par value $0.001 per share (the “Common Stock”) to certain members of the Company’s management and technical team for their outstanding service to the Company (the “Share Awards”).

Also on March 22, 2017, the Company authorized options (the “Options”) to purchase Three Million (3,000,000) shares of Common Stock (the “Option Shares”) to officers, directors, key employees and managers in order to compensate, retain and incentivize such personnel. The Options are exercisable for five years and vest equally over three years with one-third of the number of Option Shares vesting immediately.

On March 22, 2017, the Company issued 2,175,000 of said options. 1,775,000 of the Options are exercisable at $0.50 per share and the 400,000 options issued to Daniel Kunz, the Company’s Chief Executive Officer, are exercisable at $0.55 per share.

The Share Awards and Options were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act. The Shares have not been registered under the Securities Act or any other applicable securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLD TORRENT, INC.

Date: March 28, 2017	By:	/s/ Daniel Kunz
	Name:	Daniel Kunz
	Title:	Chairman, Chief Executive Officer